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INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Municipal Strategy Fund, Inc.



We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 33-64311 of our report dated December 9, 1996 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP


Princeton, New Jersey


January 14, 1997